EXHIBIT 32.1

Certification of Principal Executive Officer,

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Freedom Holdings, Inc., (the “Company”) on Form 10-Q for the period ending June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pablo Diaz, Chief Executive Officer and Chairman of the Board of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Freedom Holdings, Inc.

/s/ Pablo Diaz
Pablo Diaz
Chief Executive Officer and Chairman
Date: August 25, 2025